SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURIIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
September 22, 2000
REPAP ENTERPRISES INC.
(Exact name of Registrant as Specified in Charter)
CANADA	No. 0-16289	No. 98-0178526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
300 Atlantic Street Stamford, Connecticut	06901
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (203) 964-6160
N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

The mailing of a Notice of Special Meeting of Holders of Common Shares and Preferred Shares of Repap Enterprises Inc. and Management Proxy Circular dated September 15, 2000.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

1. Notice of Special Meeting of Holders of Common Shares and Preferred Shares of Repap Enterprises Inc. and Management Proxy Circular dated September 15, 2000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPAP ENTERPRISES INC.

Date: __________________
By: _____________________
Name:
Title:

EXHIBIT INDEX
Exhibit No.	Description	Sequential Page Number
1.	Notice of Special Meeting of Holders of Common Shares and Preferred Shares of Repap Enterprises Inc. and Management Proxy Circular dated September 15, 2000.